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Playa Hotels & Resorts N.V. Reports Second Quarter 2021 Results

Fairfax, VA, August 4, 2021 – Playa Hotels & Resorts N.V. (the “Company” or “Playa”) (NASDAQ: PLYA) today announced results of operations for the three and six months ended June 30, 2021.

Three Months Ended June 30, 2021 Results

▪Net Loss was $7.8 million compared to a Net Loss of $87.5 million in 2020.
▪Adjusted Net Loss(1) was $9.6 million compared to an Adjusted Net Loss of $60.3 million in 2020.
▪Owned Resort EBITDA increased 234.9% versus 2020 to $32.1 million.
▪Adjusted EBITDA increased 172.9% versus 2020 to $22.9 million.

Six Months Ended June 30, 2021 Results

▪Net Loss was $77.5 million compared to a Net Loss of $110.0 million in 2020.
▪Adjusted Net Loss(1) was $60.5 million compared to an Adjusted Net Loss of $58.9 million in 2020.
▪Owned Resort EBITDA increased 4.8% versus 2020 to $38.6 million.
▪Adjusted EBITDA increased 7.9% versus 2020 to $20.4 million.

(1)    Adjusted Net Income/(Loss) excludes special items, which are those items deemed not to be reflective of ongoing operations. See “Definitions of Non-U.S. GAAP Measures and Operating Statistics” for a description of how we compute Adjusted Net Income/(Loss) and other non-GAAP financial figures included in this press release.

"The second quarter saw a continuation of the fundamental momentum experienced during the first quarter as all of Playa’s major key performance indicators materially improved, resulting in positive enterprise-level Free Cash Flow and Adjusted EBITDA generation. This milestone, which seemed like a distant fantasy even as recently as the turn of the calendar year, marks the most significant achievement to date in the post-pandemic era for Playa and is attributable to every employee’s dedication and sacrifice across the entire organization. I cannot begin to express how proud I am of our team’s commitment to excellence in the face of adversity!
Our segment performance benefited from the recovery in airlift into our destinations, pricing discipline in a rising demand environment, and exceptional cost controls. Results at our Mexican resorts led the way on an absolute basis once again as the airlift recovery into our Mexican destinations has shown the best relative progress of our operating regions as compared to 2019 levels. However, the improvement in the Caribbean far exceeded our expectations with both segments posting positive EBITDA driven by sequentially higher occupancy levels and airlift into these destinations, as the breadth of the recovery improved.

Looking ahead, I am optimistic as we near our high season and prepare for 2022. As of mid-July, our revenue on the books for Q3 2021 is nearly 30% above Q3 2019 levels for our owned and managed resorts with ADRs driving the bulk of the gains. Our Q4 2021 revenue on the books is nearly 40% above Q4 2019 levels for our owned and managed resorts with ADRs up mid-teens and building."

– Bruce D. Wardinski, Chairman and CEO of Playa Hotels & Resorts

Financial and Operating Results

The following tables set forth information with respect to the operating results of our total portfolio and comparable portfolio for the three and six months ended June 30, 2021 and 2020 ($ in thousands):
Total Portfolio

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	Change		2021	2020	Change
Occupancy	49.9%	—%	49.9	pts	40.7%	33.6%	7.1	pts
Net Package ADR	$302.71	$—	—%		$297.31	$297.28	—%
Net Package RevPAR	$150.98	$—	—%		$121.05	$100.01	21.0%
Total Net Revenue (1)	$124,424	$524	23,645.0%		$199,720	$171,688	16.3%
Owned Net Revenue (2)	$123,603	$522	23,578.7%		$198,430	$171,026	16.0%
Owned Resort EBITDA (3)	$32,098	$(23,798)	234.9%		$38,643	$36,871	4.8%
Owned Resort EBITDA Margin	26.0%	(4,559.0)%	4,585.0	pts	19.5%	21.6%	(2.1)	pts
Other corporate	$9,635	$7,606	26.7%		$19,029	$18,577	2.4%
Management Fee Revenue	$452	$(18)	2,611.1%		$796	$627	27.0%
Adjusted EBITDA (4)	$22,915	$(31,422)	172.9%		$20,410	$18,921	7.9%
Adjusted EBITDA Margin	18.4%	(5,996.6)%	6,015.0	pts	10.2%	11.0%	(0.8)	pts
Comparable Portfolio (5)

	Three Months Ended June 30,				Six Months Ended June 30,
	2021	2020	Change		2021	2020	Change
Occupancy	51.8%	—%	51.8	pts	42.4%	32.6%	9.8	pts
Net Package ADR	$302.89	$—	—%		$298.50	$305.14	(2.2)%
Net Package RevPAR	$156.84	$—	—%		$126.50	$99.55	27.1%
Total Net Revenue (1)	$124,461	$498	24,892.2%		$198,552	$149,390	32.9%
Owned Net Revenue (2)	$123,640	$496	24,827.4%		$197,262	$148,728	32.6%
Owned Resort EBITDA (3)	$32,776	$(21,029)	255.9%		$39,502	$32,219	22.6%
Owned Resort EBITDA Margin	26.5%	(4,239.7)%	4,266.2	pts	20.0%	21.7%	(1.7)	pts
Other corporate	$9,635	$7,606	26.7%		$19,029	$18,577	2.4%
Management Fee Revenue	$452	$(18)	2,611.1%		$796	$627	27.0%
Adjusted EBITDA (4)	$23,593	$(28,653)	182.3%		$21,269	$14,269	49.1%
Adjusted EBITDA Margin	19.0%	(5,753.6)%	5,772.6	pts	10.7%	9.6%	1.1	pts

(1)Total Net Revenue represents revenue from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees, as well as revenue from other goods, services and amenities not included in the all-inclusive package. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment as they are already excluded from revenue in accordance with U.S. GAAP. A description of how we compute Total Net Revenue and a reconciliation of Total Net Revenue to total revenue can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below. Total Net Revenue also includes all Management Fee Revenue.
(2)Owned Net Revenue excludes Management Fee Revenue.
(3)A description of how we compute Owned Resort EBITDA and a reconciliation of net income to Owned Resort EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.
(4)A description of how we compute Adjusted EBITDA and a reconciliation of net income to Adjusted EBITDA can be found in the section “Definitions of Non-U.S. GAAP Measures and Operating Statistics” below.
(5)For the three and six months ended June 30, 2021, the comparable portfolio excludes the following resorts: Capri Resort, which was sold in June 2021, Dreams Puerto Aventuras, which was sold in February 2021, and Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark, which were sold in May 2020.

Balance Sheet

As of June 30, 2021, we held $237.7 million in cash and cash equivalents, excluding $25.6 million of restricted cash. Total interest-bearing debt was $1,150.9 million, comprised of our Senior Secured Term Loan due 2024 and Property Loan due 2025. Effective March 29, 2018, we entered into two interest rate swaps to fix LIBOR at 2.85% on $800.0 million of our variable rate Term Loan. As of June 30, 2021, there was no balance outstanding on our $85.0 million Revolving Credit Facility.
The following is a reconciliation of our cash and cash equivalents from March 31, 2021 to June 30, 2021:

Cash and Cash Equivalents
($ in millions)

March 31 Balance	$200.4
Less: April Cash Burn	(0.1)
Plus: May Cash Generation	0.7
Plus: June Cash Generation (1)	9.3
Less: Project Capital Expenditures	(2.6)
Less: Maintenance Capital Expenditures	(0.9)
Plus: Gross Asset Sale Proceeds (2)	55.2
Less: Term Loan Principal Repayment (3)	(24.4)
June 30 Balance	$237.7
(1)Includes $2.5 million principal payment on our Term Loan.
(2)Includes $4.7 million that will be subsequently paid for value added taxes, income taxes and transaction costs in July 2021 related to the sale of the Capri Resort. We also paid $1.9 million in severance and transaction costs in prior months.
(3)Under our Existing Credit Agreement, net proceeds in connection with asset dispositions up to $100.0 million require repayment of 50% of the net proceeds within 10 days after receipt to repay the proportionate balance on our Senior Secured Credit Facility, if our net leverage ratio is above 4.75x. Net proceeds are reduced by reinvestment in the portfolio over the subsequent 18-month period; if at which time they are not reinvested, must be used to repay the proportionate balance on our Senior Secured Credit Facility. In December 2022, we expect to repay the remaining 50% of the net proceeds from the sale of the Capri Resort of $24.4 million.

Earnings Call

The Company will host a conference call to discuss its second quarter results on Thursday, August 5, 2021 at 11:00 a.m. (Eastern Standard Time). The conference call can be accessed by dialing (888) 317-6003 for domestic participants and (412) 317-6061 for international participants. The conference ID number is 1603437. Additionally, interested parties may listen to a taped replay of the entire conference call commencing two hours after the call’s completion on Thursday, August 5, 2021. This replay will run through Thursday, August 12, 2021. The access number for a taped replay of the conference call is (877) 344-7529 or (412) 317-0088 using the following conference ID number: 10158473. There will also be a webcast of the conference call accessible on the Company’s investor relations website at www.investors.playaresorts.com.

About the Company

Playa is a leading owner, operator and developer of all-inclusive resorts in prime beachfront locations in popular vacation destinations in Mexico and the Caribbean. As of June 30, 2021, Playa owned and/or managed a total portfolio consisting of 22 resorts (8,366 rooms) located in Mexico, Jamaica, and the Dominican Republic. In Mexico, Playa owns and manages Hyatt Zilara Cancún, Hyatt Ziva Cancún, Panama Jack Resorts Cancún, Panama Jack Resorts Playa del Carmen, Hilton Playa del Carmen All-Inclusive Resort, Hyatt Ziva Puerto Vallarta, and Hyatt Ziva Los Cabos. In Jamaica, Playa owns and manages Hyatt Zilara Rose Hall, Hyatt Ziva Rose Hall, Hilton Rose Hall Resort & Spa, Jewel Grande Montego Bay Resort & Spa and Jewel Paradise Cove Beach Resort & Spa. In the Dominican Republic, Playa owns and manages the Hilton La Romana All-Inclusive Family Resort, the Hilton La Romana All-Inclusive Adult Resort, Hyatt Zilara Cap Cana and Hyatt Ziva Cap Cana. Playa owns two resorts in the Dominican Republic that are managed by a third-party and manages five resorts on behalf of third-party owners. Playa leverages years of all-inclusive resort operating expertise and relationships with globally recognized hospitality brands to provide a best in class experience and exceptional value to our guests, while building a direct relationship to improve customer acquisition cost and drive repeat business.

Forward-Looking Statements

This press release contains ‘‘forward-looking statements,’’ as defined by federal securities laws. Forward-looking statements reflect our current expectations and projections about future events at the time, and thus involve uncertainty and risk. The words “believe,” “expect,” “anticipate,” “will,” “could,” “would,” “should,” “may,” “plan,” “estimate,” “intend,” “predict,” “potential,” “continue,” and the negatives of these words and other similar expressions generally identify forward looking statements. Such forward-looking statements are subject to various risks and uncertainties, including those described under the section entitled “Risk Factors” in Playa's Annual Report on Form 10-K, filed with the SEC on March 4, 2021, and as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this release and in Playa’s filings with the SEC. Currently, some of the most significant factors that could cause actual outcomes to differ materially from our forward-looking statements are the adverse effects of the current COVID-19 pandemic on our financial condition, liquidity, results of operations and prospects, reductions in service by the airlines that service the locations where we own resorts, the short and longer-term demand for travel, the global economy and the local economies where we own resorts and the financial markets. The extent to which the COVID-19 pandemic will continue to impact us and consumer behavior will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, continuing resurgences of the virus and its variances, including the Delta variant, government actions taken to contain the pandemic or mitigate its impact, the speed, effectiveness and distribution of vaccines and treatment therapies, the rate of public adoption of COVID-19 vaccines and the direct and indirect economic effects of the pandemic and containment measures, including the magnitude of its impact on unemployment rates, labor-force availability, and consumer discretionary spending, among others. While forward-looking statements reflect our good faith beliefs, they are not guarantees of future performance. The Company disclaims any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, new information, data or methods, future events or other changes after the date of this quarterly report, except as required by applicable law. You should not place undue reliance on any forward-looking statements, which are based only on information currently available to us (or to third parties making the forward-looking statements).

Definitions of Non-U.S. GAAP Measures and Operating Statistics

Occupancy
“Occupancy” represents the total number of rooms sold for a period divided by the total number of rooms available during such period. The total number of rooms available excludes any rooms considered “Out of Order” due to renovation or a temporary problem rendering them inadequate for occupancy for an extended period of time. Occupancy is a useful measure of the utilization of a resort’s total available capacity and can be used to gauge demand at a specific resort or group of properties during a given period. Occupancy levels also enable us to optimize Net Package ADR by increasing or decreasing the stated rate for our all-inclusive packages as demand for a resort increases or decreases.
Net Package Average Daily Rate (“Net Package ADR”)
“Net Package ADR” represents total Net Package Revenue for a period divided by the total number of rooms sold during such period. Net Package ADR trends and patterns provide useful information concerning the pricing environment and the nature of the guest base of our portfolio or comparable portfolio, as applicable. Net Package ADR is a commonly used performance measure in the all-inclusive segment of the lodging industry and is commonly used to assess the stated rates that guests are willing to pay through various distribution channels.
Net Package Revenue per Available Room (“Net Package RevPAR”)
“Net Package RevPAR” is the product of Net Package ADR and the average daily occupancy percentage. Net Package RevPAR does not reflect the impact of non-package revenue. Although Net Package RevPAR does not include this additional revenue, it generally is considered the key performance measure in the all-inclusive segment of the lodging industry to identify trend information with respect to net room revenue produced by our portfolio or comparable portfolio, as applicable, and to evaluate operating performance on a consolidated basis or a regional basis, as applicable.
Net Package Revenue, Net Non-package Revenue, Owned Net Revenue, Management Fee Revenue, Cost Reimbursements and Total Net Revenue
“Net Package Revenue” is derived from the sale of all-inclusive packages, which include room accommodations, food and beverage services and entertainment activities, net of compulsory tips paid to employees. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Revenue is recognized, net of discounts and rebates, when the rooms are occupied and/or the relevant services have been rendered. Advance deposits received from guests are deferred and included in trade and other payables until the rooms are occupied and/or the relevant services have been rendered, at which point the revenue is recognized.

“Net Non-package Revenue” represents all other revenues earned from the operations of our resorts, other than Net Package Revenue, net of compulsory tips paid to employees. Government mandated compulsory tips in the Dominican Republic are not included in this adjustment, as they are already excluded from revenue. Net Non-package Revenue includes revenue associated with guests' purchases of upgrades, premium services and amenities, such as premium rooms, dining experiences, wines and spirits and spa packages, which are not included in the all-inclusive package. Revenue not included in a guest’s all-inclusive package is recognized when the goods are consumed.
“Owned Net Revenue” represents Net Package Revenue and Net Non-package Revenue. Owned Net Revenue represents a key indicator to assess the overall performance of our business and analyze trends, such as consumer demand, brand preference and competition. In analyzing our Owned Net Revenues, our management differentiates between Net Package Revenue and Net Non-package Revenue. Guests at our resorts purchase packages at stated rates, which include room accommodations, food and beverage services and entertainment activities, in contrast to other lodging business models, which typically only include the room accommodations in the stated rate. The amenities at all-inclusive resorts typically include a variety of buffet and á la carte restaurants, bars, activities, and shows and entertainment throughout the day.
“Management Fee Revenue” is derived from fees earned for managing resorts owned by third parties. The fees earned are typically composed of a base fee, which is computed as a percentage of revenue, and an incentive fee, which is computed as a percentage of profitability.
“Total Net Revenue” represents Net Package Revenue, Net Non-package Revenue and Management Fee Revenue. “Cost Reimbursements” is excluded from Total Net Revenue as it is not considered a key indicator of financial and operating performance. Cost Reimbursements is derived from the reimbursement of certain costs incurred by Playa on behalf of resorts managed by Playa and owned by third parties. This revenue is fully offset by reimbursable costs and has no net impact on operating loss or net loss.
The following table shows a reconciliation of Net Package Revenue, Net Non-package Revenue, Management Fee Revenue and Total Net Revenue to total revenue for the three and six months ended June 30, 2021 and 2020 ($ in thousands):
Total Portfolio

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net Package Revenue
Comparable Net Package Revenue	$101,677	$292	$163,117	$129,067
Non-comparable Net Package Revenue	(62)	10	581	19,331
Net Package Revenue	101,615	302	163,698	148,398

Net Non-package Revenue
Comparable Net Non-package Revenue	22,332	224	34,639	19,696
Non-comparable Net Non-package Revenue	25	16	587	2,967
Net Non-package Revenue	22,357	240	35,226	22,663

Management Fee Revenue
Comparable Management Fee Revenue	452	(18)	796	627
Non-comparable Management Fee Revenue	—	—	—	—
Management Fee Revenue	452	(18)	796	627

Total Net Revenue
Comparable Total Net Revenue	124,461	498	198,552	149,390
Non-comparable Total Net Revenue	(37)	26	1,168	22,298
Total Net Revenue	124,424	524	199,720	171,688
Compulsory tips	3,410	—	5,347	5,114
Cost Reimbursements	969	458	1,482	1,408
Total revenue	$128,803	$982	$206,549	$178,210

EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Owned Resort EBITDA, and Owned Resort EBITDA Margin
We define EBITDA, a non-U.S. GAAP financial measure, as net income or loss, determined in accordance with U.S. GAAP, for the period presented, before interest expense, income tax and depreciation and amortization expense. We define Adjusted EBITDA, a non-U.S. GAAP financial measure, as EBITDA further adjusted to exclude the following items:
•Other income or expense
•Pre-opening expense
•Transaction expenses
•Severance expense
•Other tax expense
•Gain on property damage insurance proceeds
•Share-based compensation
•Loss on extinguishment of debt
•Other items, which may include but are not limited to the following: management contract termination fees; gains or losses from legal settlements; repairs from hurricanes and tropical storms and impairment losses.
We include the non-service cost components of net periodic pension cost or benefit recorded within other income or expense in the Condensed Consolidated Statements of Operations in calculating Adjusted EBITDA as they are considered part of our ongoing resort operations.
“Adjusted EBITDA Margin” represents Adjusted EBITDA as a percentage of Total Net Revenue.
“Owned Resort EBITDA” represents Adjusted EBITDA before corporate expenses and Management Fee Revenue.
“Owned Resort EBITDA Margin” represents Owned Resort EBITDA as a percentage of Owned Net Revenue.
Adjusted Net Loss
“Adjusted Net Loss” represents net income or loss attributable to Playa, determined in accordance with U.S. GAAP, excluding special items which are not reflective of our core operating performance, such as one-time expenses related to transaction expenses.
Usefulness and Limitation of Non-U.S. GAAP Measures
We believe that each of Net Package Revenue, Net Non-package Revenue, Owned Net Revenue, Total Net Revenue, Net Package ADR, Net Package RevPAR and Net Direct Expenses are useful to investors as they reflect our operating results by excluding compulsory tips. These tips have a margin of zero and do not represent our operating results.
We also believe that Adjusted EBITDA is useful to investors for two principal reasons. First, we believe Adjusted EBITDA assists investors in comparing our performance over various reporting periods on a consistent basis by removing from our operating results the impact of items that do not reflect our core operating performance. For example, changes in foreign exchange rates (which are the principal driver of changes in other income or expense), and expenses related to capital raising, strategic initiatives and other corporate initiatives, such as expansion into new markets (which are the principal drivers of changes in transaction expenses), are not indicative of the operating performance of our resorts. The other adjustments included in our definition of Adjusted EBITDA relate to items that occur infrequently and therefore would obstruct the comparability of our operating results over reporting periods. For example, revenue from insurance policies, other than business interruption insurance policies, is infrequent in nature, and we believe excluding these expense and revenue items permits investors to better evaluate the core operating performance of our resorts over time. We believe Adjusted EBITDA Margin provides our investors a useful measurement of operating profitability for the same reasons we find Adjusted EBITDA useful.
The second principal reason that we believe Adjusted EBITDA is useful to investors is that it is considered a key performance indicator by our board of directors (our “Board”) and management. In addition, the compensation committee of our Board determines the annual variable compensation for certain members of our management based, in part, on consolidated Adjusted EBITDA. We believe that Adjusted EBITDA is useful to investors because it provides investors with information utilized by our Board and management to assess our performance and may (subject to the limitations described below) enable investors to compare the performance of our portfolio to our competitors.
Adjusted Net Loss is non-GAAP performance measure that provides meaningful comparisons of ongoing operating results, by removing from net income the impact of items that do not reflect our normalized operations.
Our non-U.S. GAAP financial measures are not substitutes for revenue, net income or any other measure determined in accordance with U.S. GAAP. There are limitations to the utility of non-U.S. GAAP financial measures, such as Adjusted EBITDA. For example, other companies in our industry may define Adjusted EBITDA differently than we do. As a result, it may be difficult to use Adjusted EBITDA or similarly named non-U.S. GAAP financial measures that other companies publish to compare the performance of those companies to our performance. Because of these limitations, our non-U.S. GAAP financial measures should not be considered as a measure of the income or loss generated by our business or discretionary cash available for investment in our business, and investors should carefully consider our U.S. GAAP results presented. A reconciliation of net income as computed under U.S. GAAP to Adjusted Net Loss is presented below.
Comparable Non-U.S. GAAP Measures
We believe that presenting Adjusted EBITDA, Total Net Revenue, Net Package Revenue and Net Non-package Revenue on a comparable basis is useful to investors because these measures include only the results of resorts owned and in operation for the entirety of the periods presented and thereby eliminate disparities in results due to the acquisition or disposition of resorts or the impact of resort closures or re-openings in connection with redevelopment or renovation projects. As a result, we believe these measures provide more consistent metrics for comparing the performance of our operating resorts. We calculate Comparable Adjusted EBITDA, Comparable Total Net Revenue, Comparable Net Package Revenue and Comparable Net Non-package Revenue as the total amount of each respective measure less amounts attributable to non-comparable resorts, by which we mean resorts that were not owned or in operation during some or all of the relevant reporting period.
Our comparable resorts for the three and six months ended June 30, 2021 exclude the following: Capri Resort, which was sold in June 2021, Dreams Puerto Aventuras, which was sold in February 2021, and Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark, which were sold in May 2020.
A reconciliation of net income or loss as computed under U.S. GAAP to comparable Adjusted EBITDA is presented below. For a reconciliation of Comparable Net Package Revenue, Comparable Net Non-package Revenue, Comparable Management Fee Revenue and Comparable Total Net Revenue to total revenue as computed under U.S. GAAP, see “Net Package Revenue, Net Non-package Revenue, Owned Net Revenue, Management Fee Revenue, Cost Reimbursements and Total Net Revenue” in this section.

Playa Hotels & Resorts N.V.
Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Owned Resort EBITDA
($ in thousands)

The following is a reconciliation of our U.S. GAAP net loss to EBITDA, Adjusted EBITDA, Owned Resort EBITDA and Comparable Owned Resort EBITDA for the three and six months ended June 30, 2021 and 2020 ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(7,768)	$(87,458)	$(77,513)	$(110,014)
Interest expense	18,950	20,916	37,117	41,871
Income tax benefit	(12,452)	(14,647)	(14,403)	(13,536)
Depreciation and amortization	20,017	22,400	40,900	47,359
EBITDA	18,747	(58,789)	(13,899)	(34,320)
Other expense (income) (a)	628	(4,853)	1,334	(947)
Share-based compensation	3,450	2,719	6,629	5,942
Transaction expense (b)	139	289	718	875
Severance expense (c)	—	1,246	1,287	2,444
Other tax expense (d)	(2)	231	161	468
Impairment loss	—	25,268	24,011	41,441
Loss on sale of assets	375	1,729	648	1,729
Non-service cost components of net periodic pension (cost) benefit (e)	(422)	738	(479)	1,289
Adjusted EBITDA	22,915	(31,422)	20,410	18,921
Other corporate	9,635	7,606	19,029	18,577
Management fee income	(452)	18	(796)	(627)
Owned Resort EBITDA	32,098	(23,798)	38,643	36,871
Less: Non-comparable Owned Resort EBITDA	(678)	(2,769)	(859)	4,652
Comparable Owned Resort EBITDA (f)	$32,776	$(21,029)	$39,502	$32,219

(a)    Represents changes in foreign exchange rates and other miscellaneous expenses or income.
(b)    Represents expenses incurred in connection with corporate initiatives, such as: debt refinancing costs; other capital raising efforts; and strategic initiatives, such as the launch of a new resort or possible expansion into new markets.
(c)    Represents expenses incurred for employee terminations.
(d)    Relates primarily to a Dominican Republic asset/revenue tax, which is an alternative tax to income tax in the Dominican Republic. We eliminate this expense from Adjusted EBITDA because it is substantially similar to the income tax provision or benefit we eliminate from our calculation of EBITDA.
(e)    Represents the non-service cost components of net periodic pension (cost) benefit recorded within other (expense) income in the Condensed Consolidated Statement of Operations. We include these for the purposes of calculating Adjusted EBITDA as they are considered part of our ongoing resort operations.
(f)    Comparable resorts for the three months ended June 30, 2021 exclude the following: Capri Resort, which was sold in June 2021, Dreams Puerto Aventuras, which was sold in February 2021, and Jewel Dunn’s River Beach Resort & Spa and Jewel Runaway Bay Beach Resort & Waterpark which were sold in May 2020.

Playa Hotels & Resorts N.V.
Reconciliation of Net Income to Adjusted Net Income
($ in thousands)

The following table reconciles our net loss to Adjusted Net Loss for the three and six months ended June 30, 2021 and 2020 ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Net loss	$(7,768)	$(87,458)	$(77,513)	$(110,014)
Reconciling items
Transaction expense (a)	139	289	718	875
Change in fair value of interest rate swaps (b)	(1,960)	5,018	(4,597)	11,387
Impairment loss	—	25,268	24,011	41,441
Severance expense (c)	—	1,246	1,287	2,444
Total reconciling items before tax	(1,821)	31,821	21,419	56,147
Income tax benefit (provision) for reconciling items	23	(4,707)	(4,419)	(4,992)
Total reconciling items after tax	(1,798)	27,114	17,000	51,155
Adjusted net loss	$(9,566)	$(60,344)	$(60,513)	$(58,859)

(a)Represents expenses incurred in connection with corporate initiatives, such as: debt refinancing costs; other capital raising efforts; and strategic initiatives, such as the launch of a new resort or possible expansion into new markets.
(b)Represents the change in fair value, excluding interest paid and accrued, of our interest rate swaps recognized as interest expense in our Condensed Consolidated Statements of Operations.
(c)Represents expenses incurred for employee terminations.
The following table presents the impact of Adjusted Net Loss on our diluted losses per share for the three and six months ended June 30, 2021 and 2020 ($ in thousands):

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Adjusted net loss	$(9,566)	$(60,344)	$(60,513)	$(58,859)

Losses per share - Diluted	$(0.05)	$(0.67)	$(0.48)	$(0.85)
Total reconciling items impact per diluted share	(0.01)	0.21	0.10	0.39
Adjusted losses per share - Diluted	$(0.06)	$(0.46)	$(0.38)	$(0.46)

Playa Hotels & Resorts N.V.
Condensed Consolidated Balance Sheet
($ in thousands, except share data)
(unaudited)

	As of June 30,	As of December 31,
	2021	2020
ASSETS
Cash and cash equivalents	$237,715	$146,919
Restricted cash	25,647	25,941
Trade and other receivables, net	39,695	25,433
Accounts receivable from related parties	3,653	3,726
Inventories	14,362	13,813
Prepayments and other assets	39,391	47,638
Property and equipment, net	1,612,774	1,727,383
Assets held for sale	—	34,472
Goodwill, net	61,654	61,654
Other intangible assets	8,040	8,556
Deferred tax assets	—	2,130
Total assets	$2,042,931	$2,097,665
LIABILITIES AND SHAREHOLDERS' EQUITY
Trade and other payables	$138,534	$123,410
Payables to related parties	6,957	8,073
Income tax payable	124	348
Debt	945,409	1,251,267
Related party debt	193,753	—
Derivative financial instruments	35,924	46,340
Other liabilities	28,971	29,768
Deferred tax liabilities	55,887	70,323
Total liabilities	$1,405,559	$1,529,529
Commitments and contingencies
Shareholders' equity
Ordinary shares (par value €0.10; 500,000,000 shares authorized, 166,417,879 shares issued and 164,209,875 shares outstanding as of June 30, 2021 and 136,770,086 shares issued and 134,571,290 shares outstanding as of December 31, 2020)	18,492	14,871
Treasury shares (at cost, 2,208,004 shares as of June 30, 2021 and 2,198,796 shares as of December 31, 2020)	(16,697)	(16,642)
Paid-in capital	1,170,872	1,030,148
Accumulated other comprehensive loss	(25,082)	(30,949)
Accumulated deficit	(510,213)	(429,292)
Total shareholders' equity	637,372	568,136
Total liabilities and shareholders' equity	$2,042,931	$2,097,665

Playa Hotels & Resorts N.V.
Condensed Consolidated Statements of Operations
($ in thousands, except share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2021	2020	2021	2020
Revenue
Package	$104,780	$302	$168,674	$153,357
Non-package	22,602	240	35,597	22,818
Management fees	452	(18)	796	627
Cost reimbursements	969	458	1,482	1,408
Total revenue	128,803	982	206,549	178,210
Direct and selling, general and administrative expenses
Direct	79,534	20,380	139,755	118,278
Selling, general and administrative	28,550	19,739	53,218	53,571
Depreciation and amortization	20,017	22,400	40,900	47,359
Reimbursed costs	969	458	1,482	1,408
Impairment loss	—	25,268	24,011	41,441
Loss on sale of assets	375	1,729	648	1,729
Gain on insurance proceeds	—	(2,950)	—	(2,950)
Direct and selling, general and administrative expenses	129,445	87,024	260,014	260,836
Operating loss	(642)	(86,042)	(53,465)	(82,626)
Interest expense	(18,950)	(20,916)	(37,117)	(41,871)
Other (expense) income	(628)	4,853	(1,334)	947
Net loss before tax	(20,220)	(102,105)	(91,916)	(123,550)
Income tax benefit	12,452	14,647	14,403	13,536
Net loss	$(7,768)	$(87,458)	$(77,513)	$(110,014)

Earnings per share
Losses per share - Basic	$(0.05)	$(0.67)	$(0.48)	$(0.85)
Losses per share - Diluted	$(0.05)	$(0.67)	$(0.48)	$(0.85)
Weighted average number of shares outstanding during the period - Basic	164,119,693	130,466,383	162,482,673	129,876,545
Weighted average number of shares outstanding during the period - Diluted	164,119,693	130,466,383	162,482,673	129,876,545

Playa Hotels & Resorts N.V.
Consolidated Debt Summary - As of June 30, 2021
($ in millions)

	Maturity			Applicable Rate	LTM Interest (5)
Debt	Date	# of Years	Balance
Revolving credit facility ($68.0 million) (1)	Jan-24	2.6	$—	4.15%	$1.4
Revolving credit facility ($17.0 million) (1)	Apr-22	0.8	—	3.15%	0.4
Term loan (2)	Apr-24	2.8	946.9	5.31%	59.3
Term loan (Additional $94.0 million) (3)	Apr-24	2.8	94.0	9.25%	8.8
Property loan	Jul-25	4.0	110.0	9.25%	10.3
Total debt			$1,150.9	6.00%	$80.2
Less: cash and cash equivalents (4)			237.7
Net debt (face)			$913.2

(1)As of June 30, 2021, the total available borrowing capacity under our Revolving Credit Facility was $85.0 million. The interest rate on any outstanding balances of our $68.0 million Revolving Credit Facility is L+400 bps with no LIBOR floor. The interest rate on any outstanding balances of our $17.0 million Revolving Credit Facility is L+300 bps with no LIBOR floor. As of June 30, 2021, the commitment fee on undrawn balances of our Revolving Credit Facility was 0.5%.
(2)The interest rate on our Term Loan is L+275 bps with a LIBOR floor of 1%. The interest rate on our Term Loan was 5.31% as of June 30, 2021, which includes the LIBOR rate that was locked in March for the 1-month period. Effective March 29, 2018, we entered into two interest rate swaps to mitigate the long-term interest rate risk inherent in our variable rate Term Loan. The interest rate swaps have an aggregate fixed notional value of $800.0 million. The fixed rate paid by us is 2.85% and the variable rate received resets monthly to the one-month LIBOR rate.
(3)Effective June 12, 2020, we entered into $94.0 million of additional senior secured credit facility term loans. The additional $94.0 million is broken into three tranches: $35.0 million term loan at a fixed rate of 11.4777%, $31.0 million term loan at a fixed rate of 11.4777%, and $28.0 million term loan at our option of either a base rate plus a margin of 2.00% or LIBOR plus 3.00% with a LIBOR floor of 1%. The weighted average interest rate is 9.25%.
(4)Based on cash balances on hand as of June 30, 2021.
(5)Represents last twelve months interest expense and commitment fee. The impact of amortization of deferred financing costs and discounts, capitalized interest and the change in fair market value of our interest rate swaps before we elected hedge accounting is excluded.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Three Months Ended June 30, 2021 and 2020

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Total Portfolio	Rooms	2021	2020	Pts Change		2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	Pts Change
Yucatán Peninsula	2,398	52.0%	—%	52.0	pts	$328.38	$—	—%	$170.77	$—	—%	$45,067	$21	214,504.8%	$13,022	$(8,004)	262.7%	28.9%	(38,114.3)%	38,143.2	pts
Pacific Coast	926	59.8%	—%	59.8	pts	$339.20	$—	—%	$202.93	$—	—%	20,514	(74)	27,821.6%	7,078	(2,816)	351.3%	34.5%	(3,805.4)%	3,839.9	pts
Dominican Republic	2,644	45.0%	—%	45.0	pts	$257.73	$—	—%	$115.90	$—	—%	33,888	11	307,972.7%	7,926	(4,881)	262.4%	23.4%	(44,372.7)%	44,396.1	pts
Jamaica	1,428	48.9%	—%	48.9	pts	$304.51	$—	—%	$149.03	$—	—%	24,134	564	4,179.1%	4,072	(8,097)	150.3%	16.9%	(1,435.6)%	1,452.5	pts
Total Portfolio	7,396	49.9%	—%	49.9	pts	$302.71	$—	—%	$150.98	$—	—%	$123,603	$522	23,578.7%	$32,098	$(23,798)	234.9%	26.0%	(4,559.0)%	4,585.0	pts

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Comparable Portfolio	Rooms	2021	2020	Pts Change		2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	Pts Change
Yucatán Peninsula	2,126	58.7%	—%	58.7	pts	$328.51	$—	—%	$192.68	$—	—%	$45,031	$(66)	68,328.8%	$13,813	$(6,633)	308.2%	30.7%	(10,050.0)%	10,080.7	pts
Pacific Coast	926	59.8%	—%	59.8	pts	$339.20	$—	—%	$202.93	$—	—%	20,514	(74)	27,821.6%	7,078	(2,816)	351.3%	34.5%	(3,805.4)%	3,839.9	pts
Dominican Republic	2,644	45.0%	—%	45.0	pts	$257.73	$—	—%	$115.90	$—	—%	33,888	11	307,972.7%	7,926	(4,881)	262.4%	23.4%	(44,372.7)%	44,396.1	pts
Jamaica	1,428	48.9%	—%	48.9	pts	$305.26	$—	—%	$149.40	$—	—%	24,207	625	3,773.1%	3,959	(6,699)	159.1%	16.4%	(1,071.8)%	1,088.2	pts
Total Comparable Portfolio	7,124	51.8%	—%	51.8	pts	$302.89	$—	—%	$156.84	$—	—%	$123,640	$496	24,827.4%	$32,776	$(21,029)	255.9%	26.5%	(4,239.7)%	4,266.2	pts

Highlights
All of the increases listed below are a result of the resumption of operations this year as compared to the second quarter of 2020, during which period all of our resorts were closed in response to the COVID-19 pandemic.

Yucatán Peninsula
•Comparable Owned Net Revenue for the three months ended June 30, 2021 increased $45.1 million, or 68,328.8%, compared to the three months ended June 30, 2020. Comparable Net Package ADR of $328.51 for the three months ended June 30, 2021 benefited by an additional $6.93 as a result of a change in billing methodology of an online travel agency (“OTA”), which requires Playa to present this revenue gross of commissions under U.S. GAAP. Excluding the aforementioned change in billing practice, Comparable Net Package ADR would have been $321.58.
Compared to 2019, our Comparable Net Package ADR for the three months ended June 30, 2021 increased by $49.47, or 17.7%. Excluding the aforementioned change in billing practice, the increase would have been $42.54, or 15.2%.
•Comparable Owned Resort EBITDA for the three months ended June 30, 2021 increased $20.4 million, or 308.2%, over the prior year.

Pacific Coast
•Owned Net Revenue for the three months ended June 30, 2021 increased $20.6 million, or 27,821.6%, compared to the three months ended June 30, 2020. Net Package ADR of $339.20 for the three months ended June 30, 2021 benefited by an additional $5.83 as a result of a change in billing methodology of an OTA, which requires Playa to present this revenue gross of commissions under U.S. GAAP. Excluding the aforementioned change in billing practice, Net Package ADR would have been $333.37.
Compared to 2019, our Net Package ADR for the three months ended June 30, 2021 increased by $43.72, or 14.8%. Excluding the aforementioned change in billing practice, the increase would have been $37.89, or 12.8%.
•Owned Resort EBITDA for the three months ended June 30, 2021 increased $9.9 million, or 351.3%, over the prior year.

Dominican Republic
•Owned Net Revenue for the three months ended June 30, 2021 increased $33.9 million, or 307,972.7%, compared to the three months ended June 30, 2020.
Compared to 2019, our Net Package ADR for the three months ended June 30, 2021 increased by $75.36, or 41.3%. This increase is driven by the opening of Hyatt Ziva and Hyatt Zilara Cap Cana in the fourth quarter of 2019.
•Owned Resort EBITDA for the three months ended June 30, 2021 increased $12.8 million, or 262.4%, over the prior year.

Jamaica
•Comparable Owned Net Revenue for the three months ended June 30, 2021 increased $23.6 million, or 3,773.1%, compared to the three months ended June 30, 2020.
Compared to 2019, our Comparable Net Package ADR for the three months ended June 30, 2021 decreased by $13.72, or 4.3%.
•Comparable Owned Resort EBITDA for the three months ended June 30, 2021 increased $10.7 million, or 159.1%, over the prior year.

Playa Hotels & Resorts N.V.
Reportable Segment Operating Statistics - Six Months Ended June 30, 2021 and 2020

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Total Portfolio	Rooms	2021	2020	Pts Change		2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	Pts Change
Yucatán Peninsula	2,473	46.8%	37.0%	9.8	pts	$311.22	$298.32	4.3%	$145.60	$110.45	31.8%	$78,670	$62,338	26.2%	$20,196	$16,931	19.3%	25.7%	27.2%	(1.5)	pts
Pacific Coast	926	44.0%	31.2%	12.8	pts	$330.29	$342.58	(3.6)%	$145.39	$106.93	36.0%	29,135	21,081	38.2%	7,563	6,056	24.9%	26.0%	28.7%	(2.7)	pts
Dominican Republic	2,644	35.5%	28.6%	6.9	pts	$266.65	$226.04	18.0%	$94.73	$64.74	46.3%	54,769	35,607	53.8%	9,592	2,908	229.8%	17.5%	8.2%	9.3	pts
Jamaica	1,428	37.7%	37.0%	0.7	pts	$295.96	$355.09	(16.7)%	$111.51	$131.43	(15.2)%	35,856	52,000	(31.0)%	1,292	10,976	(88.2)%	3.6%	21.1%	(17.5)	pts
Total Portfolio	7,471	40.7%	33.6%	7.1	pts	$297.31	$297.28	—%	$121.05	$100.01	21.0%	$198,430	$171,026	16.0%	$38,643	$36,871	4.8%	19.5%	21.6%	(2.1)	pts

		Occupancy				Net Package ADR			Net Package RevPAR			Owned Net Revenue			Owned Resort EBITDA			Owned Resort EBITDA Margin
Comparable Portfolio	Rooms	2021	2020	Pts Change		2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	% Change	2021	2020	Pts Change
Yucatán Peninsula	2,126	53.3%	36.4%	16.9	pts	$314.43	$319.16	(1.5)%	$167.73	$116.05	44.5%	$77,523	$50,937	52.2%	$21,498	$15,088	42.5%	27.7%	29.6%	(1.9)	pts
Pacific Coast	926	44.0%	31.2%	12.8	pts	$330.29	$342.58	(3.6)%	$145.39	$106.93	36.0%	29,135	21,081	38.2%	7,563	6,056	24.9%	26.0%	28.7%	(2.7)	pts
Dominican Republic	2,644	35.5%	28.6%	6.9	pts	$266.65	$226.04	18.0%	$94.73	$64.74	46.3%	54,769	35,607	53.8%	9,592	2,908	229.8%	17.5%	8.2%	9.3	pts
Jamaica	1,428	37.7%	35.3%	2.4	pts	$296.48	$380.91	(22.2)%	$111.70	$134.64	(17.0)%	35,835	41,103	(12.8)%	849	8,167	(89.6)%	2.4%	19.9%	(17.5)	pts
Total Comparable Portfolio	7,124	42.4%	32.6%	9.8	pts	$298.50	$305.14	(2.2)%	$126.50	$99.55	27.1%	$197,262	$148,728	32.6%	$39,502	$32,219	22.6%	20.0%	21.7%	(1.7)	pts
Highlights
All of the increases listed below are a result of the resumption of operations this year as compared to the second quarter of 2020, during which period all of our resorts were closed in response to the COVID-19 pandemic.

Yucatán Peninsula
•Comparable Net Package RevPAR increased 44.5% over the same period in prior year, driven by an increase in Occupancy of 16.9 ppt, partially offset by a decrease in Net Package ADR of 1.5%. Comparable Net Package ADR of $314.43 for the six months ended June 30, 2021 benefited by an additional $3.83 as a result of a change in billing methodology of an online travel agency (“OTA”), which requires Playa to present this revenue gross of commissions under U.S. GAAP. Excluding the aforementioned change in billing practice, Comparable Net Package ADR would be $310.60.
Compared to 2019, our Comparable Net Package ADR for the six months ended June 30, 2021 increased by $13.83, or 4.6%. Excluding the aforementioned change in billing practice, the increase would have been $9.99, or 3.3%.
•Comparable Owned Resort EBITDA for the six months ended June 30, 2021 increased $6.4 million, or 42.5%, compared to the six months ended June 30, 2020.

Pacific Coast
•Net Package RevPAR increased 36.0% over the same period in prior year, driven by an increase in Occupancy of 12.8 ppt and partially offset by a decrease in Net Package ADR of 3.6%. Net Package ADR of $330.29 for the six months ended June 30, 2021 benefited by an additional $3.98 as a result of a change in billing methodology of an OTA, which requires Playa to present this revenue gross of commissions under U.S. GAAP. Excluding the aforementioned change in billing practice, Net Package ADR would be $326.31.
Compared to 2019, our Net Package ADR for the six months ended June 30, 2021 increased by $8.91, or 2.8%. Excluding the aforementioned change in billing practice, the increase would have been $4.92, or 1.5%.
•Owned Resort EBITDA for the six months ended June 30, 2021 increased $1.5 million, or 24.9%, compared to the six months ended June 30, 2020.

Dominican Republic
•Net Package RevPAR increased 46.3% over the same period in prior year, driven by an increase in Occupancy of 6.9 ppt and an increase in Net Package ADR of 18.0%.
Compared to 2019, our Net Package ADR for the six months ended June 30, 2021 increased by $56.06, or 26.6%. This increase is driven by the opening of Hyatt Ziva and Hyatt Zilara Cap Cana in the fourth quarter of 2019.
•Owned Resort EBITDA for the six months ended June 30, 2021 increased $6.7 million, or 229.8%, compared to the six months ended June 30, 2020.

Jamaica
•Comparable Net Package RevPAR decreased 17.0% over the same period in prior year, driven by a decrease in Net Package ADR of 22.2%, partially offset by an increase in Occupancy of 2.4 ppt. Net Package RevPar in the segment was negatively impacted by a higher mix of Occupancy at our lower chain scale resorts.
Compared to 2019, our Comparable Net Package ADR for the six months ended June 30, 2021 decreased by $53.50, or 15.3%.
•Comparable Owned Resort EBITDA for the six months ended June 30, 2021 decreased $7.3 million, or 89.6%, compared to the six months ended June 30, 2020.

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